UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SRCL	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

We held our 2019 Annual Meeting of Stockholders on May 22, 2019, at the Loews Chicago O’Hare Hotel, 5300 N. River Road, Rosemont, Illinois 60018.

At the meeting, stockholders voted on the following matters:

(1)	the election to our Board of Directors of the 10 nominees for director named in the proxy statement;

(2)	an advisory vote to approve executive compensation (the “say-on-pay” vote);

(3)	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

(4)	a stockholder proposal entitled “Special Shareholder Meeting Improvement.”

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Robert S. Murley	79,702,584	797,951	59,159	4,584,516
Cindy J. Miller	80,068,436	236,961	254,297	4,584,516
Brian P. Anderson	60,738,243	19,786,391	35,060	4,584,516
Lynn D. Bleil	78,924,343	1,601,827	33,524	4,584,516
Thomas F. Chen	79,113,116	1,411,968	34,610	4,584,516
J. Joel Hackney, Jr.	80,258,297	266,727	34,670	4,584,516
Veronica M. Hagen	80,058,614	464,116	36,964	4,584,516
Stephen C. Hooley	80,067,532	457,397	34,765	4,584,516
Kay G. Priestly	80,219,085	304,354	36,255	4,584,516
Mike S. Zafirovski	78,357,299	2,105,666	96,729	4,584,516

Approval of Executive Compensation (the say-on-pay vote)

For	Against	Abstain	Broker Non-Vote
56,912,760	23,569,127	77,807	4,584,516

Ratification of Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Vote
83,065,681	2,027,952	50,577	0

Stockholder Proposal Entitled “Special Shareholder Meeting Improvement”

For	Against	Abstain	Broker Non-Vote
32,510,347	47,934,954	114,393	4,584,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 2019	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer